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                                                                    EXHIBIT 1(f)
                                OFFER TO EXCHANGE

                  FIRST MORTGAGE BONDS, 6.86% SERIES A DUE 2008
         FOR ALL OUTSTANDING FIRST MORTGAGE BONDS, 6.86% SERIES DUE 2008
               $125 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                                       OF
                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

         To Our Clients:

         Enclosed for your consideration are the Prospectus dated    , 1999 (the
"Prospectus") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") in connection with the offer by The Cleveland Electric Illuminating Company (the "Company") to exchange (the "Exchange Offer") its First Mortgage Bonds, 6.86% Series A due 2008 (the "New Bonds") for all outstanding First Mortgage Bonds, 6.86% Series due 2008, (the "Old Bonds" and, together with the New Bonds, the "Bonds"), upon the terms and conditions set forth in the Prospectus and Letter of Transmittal.

         WE ARE THE REGISTERED HOLDER (THE "REGISTERED HOLDER") OF OLD BONDS HELD FOR YOUR ACCOUNT. AN EXCHANGE OF THE OLD BONDS CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE THE OLD BONDS HELD BY US FOR YOUR ACCOUNT. THE PROSPECTUS AND RELATED LETTER OF TRANSMITTAL ALSO PROVIDE A PROCEDURE FOR HOLDERS TO TENDER THEIR OLD BONDS BY MEANS OF GUARANTEED DELIVERY.

         We request information as to whether you wish us to exchange any or all of the Old Bonds held by us for your account upon the terms and subject to the conditions of the Exchange Offer. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Bonds.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Bonds on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON   ,  , 1999 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION
DATE"). Old Bonds tendered pursuant to the Exchange Offer may only be withdrawn under the circumstances described in the Prospectus and the Letter of Transmittal.

         Your attention is directed to the following:

              1. The New Bonds will be exchanged for the Old Bonds at the rate of $1,000 principal amount of New Bonds for each $1,000 principal amount of Old Bonds. There will be no loss of interest income to holders of Old Bonds whose Old Bonds are accepted for exchange, as more fully explained in the Prospectus. The form and terms of the New Bonds are identical in all material respects to the form and terms of the Old Bonds, except that the New Bonds have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Following completion of the Exchange Offer and during the effectiveness of any required Shelf Registration Statement, none of the Bonds will be entitled to the benefits of the Registration Agreement (as defined in the Prospectus) relating to a contingent increase in the interest rate borne by the Bonds under certain circumstances.

              2. Based on an interpretation of the Securities and Exchange Commission (the "Commission"), New Bonds issued pursuant to the Exchange Offer in exchange for Old Bonds may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchased Old Bonds directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Bonds in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Bonds. Holders of Old Bonds wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

              3. THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM PRINCIPAL AMOUNT OF OLD BONDS BEING TENDERED.

              4. Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Bonds for, any Old Bonds not accepted for exchange prior to such termination.


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              5. The Exchange Offer will expire at 5:00 p.m., New York City
         time, on  ,    , 1999 unless the Exchange Offer is extended (the
         "Expiration Date"). Tendered Old Bonds may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date if such Old Bonds have not previously been accepted for exchange pursuant to the Exchange Offer.

              6. Any transfer taxes applicable to the exchange of the Old Bonds pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

              7. Tendering holders may withdraw their tender at any time until the Expiration Date.

              8. The acceptance for exchange of Old Bonds validly tendered and not validly withdrawn and the issuance of New Bonds will be made as promptly as practicable after the Expiration Date. Subject to rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company, however, expressly reserves the right to delay acceptance of any of the Old Bonds or to terminate the Exchange Offer and not accept for purchase any Old Bonds not theretofore accepted if any of the conditions set forth in the Prospectus under the caption "The Exchange Offer -- Termination" shall not have been satisfied or waived by the Company.

              9. The Company expressly reserves the right, in its sole discretion, (i) to amend the terms of the Exchange Offer or (ii) to terminate the Exchange Offer. Any delay, extension, amendment or termination will be followed as promptly as practicable by oral or written notice to the Exchange Agent and a public announcement thereof. In the case of an extension, such public announcement shall include disclosure of the approximate number of Old Bonds deposited to date and shall be made prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

              10. Consummation of the Exchange Offer may have adverse consequences to non-tendering Old Bond holders, including that the reduced amount of outstanding Old Bonds as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the Old Bonds.

         If you wish to have us tender any or all of your Old Bonds, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Bonds, the entire principal amount of Old Bonds held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

         THE EXCHANGE OFFER IS NOT BE MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD BONDS IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITIES LAW.

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                                OFFER TO EXCHANGE

                  FIRST MORTGAGE BONDS, 6.86% SERIES A DUE 2008
         FOR ALL OUTSTANDING FIRST MORTGAGE BONDS, 6.86% SERIES DUE 2008
               $125 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                                       OF
                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

         The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the Old Bonds for the New Bonds.

         This will instruct you to tender the principal amount of Old Bonds indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, and the undersigned hereby makes the applicable representations set forth in such Letter of Transmittal.

                                                     SIGN HERE

                                      ------------------------------------------
                                                     Signature


                                      ------------------------------------------
                                                     Signature


[  ]  Please tender the Old Bonds held by you for my account, as indicated below.
[ ] Please do not tender any Old Bonds held by you for my account.

                   Principal Amount*

of Old Bonds to be Tendered: $______________ (must be in the principal amount of $1,000 or an integral multiple thereof)

[ ]
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                   Name(s) (Please Print)

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                        Address

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                       Zip Code

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         Area Code and Telephone Number

Dated:                            , 1999



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* Unless otherwise indicated, it will be assumed that all of the securities listed are to be tendered.